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Exhibit 99.2

Notice of Guaranteed Delivery
for
Tender of American Depositary Shares
of
ABN AMRO Holding N.V.
to
RFS Holdings B.V.

(Not to Be Used For Signature Guarantees)

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M.,
NEW YORK CITY TIME (3:00 P.M. AMSTERDAM TIME) ON 5 OCTOBER 2007
UNLESS THE U.S. OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the U.S. offer (as defined below) (i) if American Depositary Receipts ("ADRs") representing American Depositary Shares ("ADSs") of ABN AMRO Holding N.V. ("ABN AMRO"), are not immediately available, (ii) if ADRs and all other required documents cannot be delivered to The Bank of New York as U.S. exchange agent, prior to the expiration of the U.S. offer, (iii) if the procedure for book-entry transfer cannot be completed prior to the expiration, as described in the Prospectus, dated 23 July 2007 (the "Prospectus"), or (iv) if time will not permit all required documents to reach the U.S. exchange agent prior to the expiration of the U.S. offer. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the U.S. exchange agent as described in the Prospectus.

The U.S. exchange agent for the U.S. offer is:

THE BANK OF NEW YORK

By Mail: The Bank of New York ABN AMRO Holding N.V. P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Courier: The Bank of New York 161 Bay State Drive Braintree, MA 02184	By Hand: The Bank of New York ABN AMRO Holding N.V. 101 Barclay Street Receive and Deliver Window— Street Level New York, NY 10286
For Notice of Guaranteed Delivery By Facsimile Facsimile Transmission: (For Eligible Institutions Only) 1-781-930-4939 To Confirm Facsimile Only: 1-781-930-4900

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on an ADS Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the ADS Letter of Transmittal.

        THE GUARANTEE ON PAGE 4 MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to RFS Holdings B.V., a company formed by an affiliate of Fortis N.V. and Fortis SA/NV, The Royal Bank of Scotland Group plc and an affiliate of Banco Santander Central Hispano, S.A., upon the terms and subject to the conditions set forth in the Prospectus, dated 23 July 2007 (the "Prospectus") and the related ADS Letter of Transmittal (together with any amendments or supplements thereto, the "U.S. offer"), receipt of which is hereby acknowledged, the number of ABN AMRO ADSs set forth below, pursuant to the guaranteed delivery procedures set forth in the section entitled "The U.S. Offer—Procedure for Tendering ABN AMRO ADSs—Guaranteed Delivery Procedures" in the Prospectus.

Number of ADSs Tendered:	Signature(s):

ADR No(s). (if available):	Name(s) of Record Holders:

Please Type or Print
Check box if ADSs will be tendered by book-
entry transfer: ☐	Address(es):

Name of Tendering Institution:	Zip Code

DTC Participant Number:	Telephone No.(s): ( )

Transaction Code Number:	Dated:

DELIVERY GUARANTEE (Not to be used for signature guarantees)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program or other eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), (an "Eligible Institution"), guarantees to deliver to the U.S. exchange agent either ADRs representing the ADSs tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such ADSs into the U.S. exchange agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed ADS Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Prospectus), and any other documents required by the ADS Letter of Transmittal, within three (3) New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the U.S. exchange agent and must deliver the ADS Letter of Transmittal and ADRs representing ABN AMRO ADSs and/or any other required documents to the U.S. exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:	Authorized Signature:

Address:	Name:

Please Type or Print

Zip Code	Title:

Telephone No.: ( )	Dated:

NOTE: DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. ADRs EVIDENCING ADSs SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL.

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  Exhibit 99.2